UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”) is furnishing supplemental information concerning deliveries to users for its Machinery and Engines lines of business.  Caterpillar sells the majority of its machinery and engines to independently owned and operated dealers and Original Equipment Manufacturers (“OEMs”) to meet the demands of their customers, the end users.  Due to time delays between Caterpillar’s sales to dealers and dealers’ deliveries to end users, Caterpillar believes this information may help readers better understand Caterpillar’s business and the industries it serves.  This information is based on unaudited reports provided by Caterpillar’s independent dealers and is not subject to Caterpillar’s internal controls over financial reporting.  This information is furnished under this Report with the Securities and Exchange Commission.  All information provided is calculated in constant dollars.  Caterpillar does not undertake to update this information.

Caterpillar Inc.
Past 3 Months Dealer Statistics

Retail Sales of Machines by marketing region for the 3-month rolling period compared with the same months of the prior year are:

	Dec. 08	Nov. 08	Oct. 08
Asia/Pacific	DOWN 13%	UP 5%	UP 16%
EAME*	DOWN 20%	DOWN 15%	DOWN 9%
Latin America	UP 11%	UP 18%	UP 35%
ROW*	DOWN 12%	DOWN 3%	UP 5%
North America	DOWN 21%	DOWN 11%	DOWN 12%
World	DOWN 15%	DOWN 6%	DOWN 2%

*EAME (Europe, Africa and Middle East)
*ROW (rest of the world - everything except North America)

Sales of Reciprocating & Turbine Engines to Retail Users & OEMs by business sector for the 3-month rolling period compared with the same months of the prior year are:

	Dec. 08	Nov. 08	Oct. 08
Truck & Bus	DOWN 30%	DOWN 8%	UP 1%
Electric Power	UP 3%	UP 19%	UP 15%
Industrial	DOWN 7%	DOWN 2%	DOWN 1%
Marine	UP 35%	UP 28%	UP 18%
Petroleum	UP 13%	DOWN 1%	FLAT
Total	UP 6%	UP 8%	UP 6%

About Caterpillar Inc.
For 80 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2007 sales and revenues of $44.958 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The Company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," “would,” "expect," "anticipate," “should” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, (i) adverse change in general economic conditions; (ii) adverse change in the industries Caterpillar serves including construction, infrastructure, mining, energy, marine and electric power generation; (iii) Caterpillar’s ability to manage material, including steel, and freight costs; (iv) Caterpillar’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs; (v) material adverse change in customers’ access to liquidity and capital; (vi) currency exchange or interest rates changes; (vii) political stability; (viii) market acceptance of the company's products and services; (ix) significant changes in the competitive environment; (x) epidemic diseases; (xi) severe change in weather conditions negatively impacting operations; (xii) changes in law, regulations and tax rates; and (xiii) other general economic, business and financing conditions and factors described in more detail in the company's Form 10-Q filed with the Securities and Exchange Commission on October 31, 2008. This filing is available on our website at www.cat.com/sec_filings. We do not undertake to update our forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

January 26, 2009	By:	/s/James B. Buda
James B. Buda
Vice President, General Counsel and Secretary